As filed with the Securities and Exchange Commission on February 26, 2001
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                              Pathmark Stores, Inc.
               (Exact name of issuer as specified in its charter)

            Delaware                                             22-2879612
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                200 Milik Street
                           Carteret, New Jersey 07008
          (Address of principal executive offices, including zip code)

               PATHMARK STORES, INC. 2000 EMPLOYEE EQUITY PLAN AND
          PATHMARK STORES, INC. 2000 NON-EMPLOYEE DIRECTORS EQUITY PLAN
                            (Full title of the plans)

                              ---------------------

                             Marc A. Strassler, Esq.
              Senior Vice President, Secretary and General Counsel
                              Pathmark Stores, Inc.
                                200 Milik Street
                           Carteret, New Jersey 07008
                                 (732) 499-3000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
    Title of securities          Amount to be        offering price           aggregate              Amount of
      to be registered            registered            per share          offering price        registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value               (1)                  (2)
$0.01 per share                    5,294,118               $16.09           $85,182,358.62          $21,295.59
-----------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Pathmark Stores, Inc. (the "Registrant") common stock, par value $0.01 per share (the "Common Stock") which become issuable under either of the Registrant's 2000 Employee Equity Plan or 2000 Non-Employee Directors Equity Plan (the "Plans") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of determining the registration fee. Estimate based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on February 21, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*



























--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission"), are incorporated as of their respective dates in this Registration Statement by reference.

              (a) the Prospectus, filed as a part of the Registrant's Registration Statement on Form S-1/A (No. 333-46882), filed with the Commission on October 19, 2000 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act") which includes audited financial statements for the Registrant's latest fiscal year for which such statements have been filed and a description of the Registrant's Common Stock; and

              (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 29, 2000, July 29, 2000 and October 28, 2000, filed on June 13, 2000, September 12, 2000 and December 12, 2000, respectively.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not required.

Item 5.           Interests of Named Experts and Counsel.

                  None.

Item 6.           Indemnification of Directors and Officers.

                  (a) Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  (b) Article 9 of the Registrant's Amended and Restated Certificate of Incorporation and Article 8 of the Registrant's Amended and Restated By-Laws, each provide for the indemnification of each director and officer of the Registrant against liabilities and expenses (including legal fees) arising from any threatened, pending or contemplated legal proceeding to which he may be a party or with which he may become involved by reason of being or having been an officer or director of the Registrant; provided that such officer or director acted in good faith and in a manner reasonably believed to be in the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Registrant will not, however, indemnify such director or officer if he or she is adjudged to be liable to the Registrant with respect to such matter, unless and to the extent that a court determines that such person is fairly and reasonably entitled to such expenses.

                  Such indemnification will only be made upon a determination by a majority vote of uninterested directors, by the stockholders or, in certain circumstances, by independent legal counsel in a written opinion that indemnification is proper under the circumstances because such person has satisfied the applicable standard of conduct. The Registrant may make such payment of expenses (including legal fees) in advance of the final disposition of such legal proceeding; provided that the director or officer delivers an undertaking to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Registrant. The Registrant may also purchase and maintain insurance policies under which such individuals would be insured against liabilities resulting from their conduct when acting in their capacities on behalf of the Registrant. Such indemnification is authorized by the Registrant to the fullest extent permitted under the DGCL.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  See Exhibit list beginning on page 8.

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
                          are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                      (2) That, for the purpose of determining any liabilities
                          under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                      (3) To remove from registration by means of a
                          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carteret, State of New Jersey on the 31 day of December, 2000.



                                    PATHMARK STORES, INC.
                                    (Registrant)


                                    By:    /s/ Marc A. Strassler
                                         ---------------------------------------
                                    Name:  Marc A. Strassler, Esq.
                                    Title: Senior Vice President, Secretary,
                                           General Counsel

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of James L. Donald, Frank G. Vitrano and Marc A. Strassler as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31 day of December, 2000.

         Signature                               Capacity
         ---------                               --------

/s/ James L. Donald                   Director, Chairman of the Board, President
---------------------------------     and Chief Executive Officer
James L. Donald                       (Principal Executive Officer)


/s/ Frank G. Vitrano                  Director, Executive Vice President and
---------------------------------     Chief Financial Officer
Frank G. Vitrano                      (Principal Financial Officer)


/s/ William J. Begley
---------------------------------     Director
William J. Begley

/s/ Daniel H. Fitzgerald
---------------------------------     Director
Daniel H. Fitzgerald


/s/ Eugene M. Freedman
---------------------------------     Director
Eugene M. Freedman


/s/ Robert G. Miller
---------------------------------     Director
Robert G. Miller


/s/ Steven L. Volla
---------------------------------     Director
Steven L. Volla


/s/ Joseph Adelhardt                  Senior Vice President and Controller
---------------------------------     (Principal Accounting Officer)
Joseph Adelhardt

                                  EXHIBIT INDEX


Number     Title of Exhibit
------     ----------------

4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1/A, (No. 333-46882), filed with the Commission on October 19,
           2000).

4.2 Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Registration Statement on Form S-1/A, (No. 333-46882), filed with the Commission on October 19, 2000).

*4.3       Pathmark Stores, Inc. 2000 Employee Equity Plan

*4.4       Pathmark Stores, Inc. 2000 Non-Employee Directors Equity Plan

*5 Opinion of Shearman & Sterling regarding the legality of the securities being offered hereby.

*23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

*23.2      Consent of Shearman & Sterling (contained in Exhibit 5).

*24 Power of Attorney (included as part of the signature pages to this Registration Statement).














-----------------------------
*  Filed herewith.